EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 31, 1998 appearing in the Form 10-K annual report of Vitech America, Inc. for the year ended December 31, 1997, and the reference to our firm under the caption "Experts" in the Registration Statement.

                                            /s/  Pannell Kerr Forster PC

New York, New York
March 31, 1998